EXHIBIT  23.1     CONSENT OF LAW OFFICES OF HAROLD H. MARTIN, P.A.

                      LAW OFFICES OF HAROLD H. MARTIN, P.A.
        21311 Catawba Avenue, Suite 300, Cornelius, North Carolina 28031
                TELEPHONE (704) 894-9760 FACSIMILE (704) 894-9759

                                December 19, 2003


Board of Directors
Diamond Powersports, Inc.
5150 N.W. 109th Ave., Ste. 4
Sunrise, Florida  33351

     Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Member of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.



                              Very truly yours,


                              /s/ Harold H. Martin
                              --------------------
                              Harold H. Martin
                              Law Offices of Harold H. Martin, P.A.